                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and the related prospectus deemed to be included therein pertaining to the EXCEL Communications, Inc. 1995 Stock Option Plan, the EXCEL Communications, Inc. 1997 Director Stock Option Plan, and an EXCEL Communications, Inc. Director Stock Option Agreement with Ronald A. McDougall and to the incorporation by reference therein of our report dated February 8, 1996 with respect to the consolidated financial statements of EXCEL Communications, Inc. (the "Company") included in the Prospectus dated May 9, 1996 as filed with the Securities and Exchange Commission on May 10, 1996 in connection with the Company's Registration Statement on Form S-1, as amended (Registration No. 333-1076).



                                                             ARTHUR ANDERSEN LLP



Dallas, Texas
January 16, 1997